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                                                                  EXHIBIT 10.16


THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF SUCH REGISTRATION STATEMENT OR OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT. COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICE OF THE CORPORATION.


                               POET HOLDINGS, INC.

                            WARRANT TO PURCHASE STOCK

     This certifies that, for value received, ________________________________
(the "Holder") is entitled, subject to the terms set forth below, to purchase from POET Holdings, Inc., a Delaware corporation (the "Company"), a number of shares of the Company's capital stock with a price per share which will be determined in accordance with the terms of Sections 2 and 3, respectively, of this Warrant.

     1. TERM OF WARRANT. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the period beginning upon the closing by the Company of the earlier to occur of (i) the Next Round of Financing, (ii) the Significant Event Date or (iii) the Default Measurement Date and ending on the earlier to occur of (i) the date which is five (5) years from start date and (ii) the date of a Significant Event.

     2. TYPE AND NUMBER OF SHARES SUBJECT TO WARRANT. The number of shares the Company's capital stock and the exercise price per share of such capital stock subject to this Warrant will be determined based upon the first to occur of (i) the closing by the Company of a Preferred Stock equity round of financing (the "Next Round of Financing"), (ii) a Significant Event (as defined below) or (iii) if neither a Next Round of Financing nor Significant Event occurs prior to September 30, 2003, then September 30, 2003 (the "Default Measurement Date"). For purposes of this Warrant, a Significant Event shall mean any event as a result of which the Company would be obligated to pay to the holders of the Company's Preferred Stock the Liquidation Preferences described in Section 3 of the Fourth Article of the Company's Certificate of Incorporation in effect on the date hereof. For purposes hereof, "Significant Event Date" will be the business day immediately preceding the date on which the Company is obligated to pay such Liquidation Preference. This Warrant will entitle the Holder hereof to purchase from the Company (i) in the case of a Next Round of Financing, a number of shares of the series of Preferred Stock of the Company sold in the Next Round of Financing equal to (a) 0.35 multiplied by (b) the aggregate principal amount of Bridge Notes (as defined below) purchased by the Holder on the date hereof and divided by (c) the price per share of such Preferred Stock in such next

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Round of Financing; ii) in the case of a Significant Event, a number of shares of the Company's Series B Preferred Stock equal to (a) 0.35 multiplied by (b) the aggregate principal amount of Bridge Notes purchased by the Holder on the date hereof, divided by (c) $2.15; or (iii) in the event of the Default Measurement Date, a number of shares of the Company's capital stock determined in good faith by the Company and the Majority Warrant Holders (the stock issuable upon exercise of this Warrant is hereinafter referred to as the "Warrant Stock"). For purposes of this Warrant, "Bridge Notes" shall mean those certain convertible subordinated promissory notes issued pursuant to that certain Note and Warrant Purchase Agreement dated September 23, 1998 between the Company and the Lenders (as defined therein) of which the Holder is one (the "Purchase Agreement"). For purposes of this Warrant, "Majority Warrant Holders" shall mean the Holders of Warrants which, upon the occurrence of a Significant Event, would allow such Holders to purchase a majority of the shares of Series B Preferred Stock issuable upon exercise of all of the then outstanding Warrants issued in connection with the Bridge Notes.

     3. EXERCISE PRICE. The per share purchase price of the Company's Capital Stock (the "Exercise Price") for which this Warrant may be exercised shall be
(i) in the case of a Next Round of Financing, at the same price per share as the shares of Preferred Stock sold in the Next Round of Financing; (ii) in the case of a Significant Event, $2.15 per share; and (iii) in the case of a Default Measurement Date, at the price per share agreed to by the Company and the Majority Warrant Holders. In any event, the Exercise Price shall be subject to adjustment as provided in Section 11 below.

     4.   EXERCISE OF WARRANT.

          4.1 Time of Exercise. The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time, or from time to time, during the term hereof as described in Section 1 above. Such exercise shall be effected by (i) the surrender of this Warrant, (ii) delivery of the Notice of Exercise attached hereto as Exhibit A and (iii) payment of the Exercise Price in cash or by check acceptable to the Company.

          4.2 Effect of Exercise. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date, the Company, at its expense, shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise.

          4.3 Net Issue Exercise. Notwithstanding any provisions herein to the contrary, if the Quoted Price (as defined in Section 11.3 hereof) of one share of Warrant Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment with cash, certified or cashier's check, the Holder may elect to make a cash-free exercise of this Warrant and thereby to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise and notice of such election, in which event the
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Company shall issue to the Holder a number of shares of Warrant Stock computed using the following formula:

                   Y (A - B)
                   ---------
               X =      A

          Where:    X = the number of shares of Warrant Stock to be issued to
                        the Holder

                    Y = the gross number of shares of Warrant Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the gross number of shares of Warrant Stock purchased under this Warrant being canceled (at the date of such calculation)

                    A = the Quoted Price (as defined under Section 11.3 hereof)
                        of one share of the Warrant Stock (at the date of such calculation)

                    B = Exercise Price (as adjusted to the date of such
                        calculation)

     5. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

     6. NO RIGHTS AS STOCKHOLDER. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of capital stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant shall have been exercised and the shares of capital stock or any other securities of the Company purchasable upon the exercise or conversion hereof shall have been issued, as provided herein.

     7.   TRANSFER OF WARRANT.

          7.1 Register. The Company will maintain a register (the "Warrant Register") containing the name and address of the Holder. The Holder may change its address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to the Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

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          7.2  Non-transferability and Non-negotiability of Warrant. This
Warrant may not be transferred or assigned without the prior written consent of the Company.

     8. RESERVATION OF STOCK. The Company covenants that during the term in which this Warrant is exercisable, the Company will reserve a sufficient number of shares of the appropriate class of its capital stock to provide for the issuance upon exercise of this Warrant, and, from time to time, will take all reasonably commercial steps it deems necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of such class of capital stock issuable upon exercise of the Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens, and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or as otherwise specified herein). The Company agrees that issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of capital stock and any other securities of the Company upon the exercise of this Warrant.

     9. AMENDMENTS. The Holder hereby agrees that the observance of any provision of this Warrant may be amended, waived or modified in accordance with
Section 6.3 of the Purchase Agreement.

     10. LOST DOCUMENTS. Upon receipt by the Company of evidence and indemnity satisfactory to it of the loss, theft, destruction or mutilation of, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver in lieu of this Warrant a new Warrant of the same series and of like tenor of this Warrant.

     11. ADJUSTMENTS. The number of shares purchasable hereunder are subject to adjustment from time to time as follows:

          11.1 Reclassification, etc. If the Company at any time while this Warrant, or any portion thereof, remains outstanding, exercisable and unexpired shall, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change, and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11.

          11.2 Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding, exercisable and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination,

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and the number of the securities as to which purchase rights under this Warrant exist shall be increased or decreased proportionately in accordance with such split subdivision or combination.

          11.3 Quoted Price. The "Quoted Price" of the Warrant Stock is the last reported sales price of the Warrant Stock as reported by the Nasdaq National Market ("NMS"), or the primary national securities exchange on which the Warrant Stock is then quoted; provided, however, that if the Warrant Stock is neither traded on the NMS nor on a national securities exchange, the price referred to above shall be the price reflected on Nasdaq, or if the Warrant Stock is not then traded on Nasdaq, the price reflected in the over-the-counter market as reported by the National Quotation Bureau, Inc. or any organization performing a similar function; and provided, further, that if the Warrant Stock is not publicly traded, the Quoted Price of the Warrant Stock shall be the fair market value as determined in good faith by the Board of Directors of the Company.

          11.4 Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding, exercisable and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company which such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all other additional stock available to it as stated above during such period, giving effect to all adjustments called for during such period by the provisions of this Section 11.

          11.5 No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 11 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against impairment.

     12. GOVERNING LAW. This Warrant shall be governed by and construed under the laws of the State of California, excluding that body of law relating to conflict of laws.

     13.  MISCELLANEOUS.

          13.1 Notices, etc. All notices and other communications required or permitted hereunder or under the Notes shall be in writing and shall be mailed by registered or certified mail, postage prepaid, with return receipt requested, or otherwise delivered by hand, by messenger or by facsimile (with confirmation of receipt), addressed (i) if to a lender, at such Lender's address set forth

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in the Schedule of Lenders, or at such other address as such Lender shall have furnished to the Company in writing, or (ii) if to any other holder of any Securities, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Securities who has so furnished an address to the Company, or (iii) if to the Company, at 999 Baker Way, Suite 100, San Mateo, California 94404, or at such other address as the Company shall have furnished to the Lenders.

          13.2 Expenses. Each party shall pay their respective expenses and legal fees incurred in connection with the negotiation, execution and consummation of this transaction.

          13.3 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

          13.4 Headings. Headings and the table of contents in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

          13.5 The terms of Section 6.3 of the Purchase Agreement are incorporated herein by reference.


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     IN WITNESS WHEREOF, POET HOLDINGS, INC. has caused the Warrant to be executed by its officers thereunto duly authorized.

Dated:  _______________, 1998


                                       POET HOLDINGS, INC.

                                       By:
                                          --------------------------------------
                                           Dirk Bartels, President and
                                           Chief Executive Officer

                                       Address: 999 Baker Way, Suite 100
                                                San Mateo, CA  94404

ACCEPTED:

By:
    ---------------------------------

Name:
     --------------------------------
     (Please Print)

Title:
      -------------------------------

Address:
        -----------------------------


        -----------------------------




                            Warrant to Purchase Stock